FOR RELEASE ON: February 6, 2017

CONTACT:    Robert Cherry, VP - Investor Relations
608-361-7530
robert.cherry@regalbeloit.com

Regal Beloit Corporation Announces Fourth Quarter 2016 Financial Results

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC) today reported fourth quarter 2016 diluted earnings per share of $1.01. Fourth quarter 2016 adjusted diluted earnings per share* were $1.04.

Key financial results for the fourth quarter 2016 included:

•	Total net sales of $758.1 million decreased 2.0% from the prior year and included a negative 0.7% foreign currency translation impact and a negative 0.6% divestiture impact.

•	Income from operations was $70.1 million or 9.2% of net sales and was negatively impacted by a $14.5 million LIFO expense.

•	Effective tax rate was 16.9% driven by a change in earnings mix resulting from LIFO expense.

•	Net cash provided by operating activities was $111.2 million and capital expenditures totaled $19.1 million, resulting in free cash flow of $92.1 million or 202% of net income.

•	The Company paid down $100.4 million of debt.

Fourth quarter 2016 segment results versus the prior year fourth quarter included:

•
Commercial and Industrial Systems Segment net sales were $369.2 million, down 0.4%. Foreign currency had a negative 0.9% translation impact. The result was a positive organic sales growth rate of 0.5%, as improvement in most end markets offset weakness in oil & gas. Operating margin was 5.6% and was negatively impacted by $8.4 million of LIFO inventory expense. Excluding gain on sale of assets and restructuring and related costs of $1.0 million, adjusted operating margin was 5.8%.

•
Climate Solutions Segment net sales were $215.2 million, an increase of 2.3%. Foreign currency had a negative 0.7% translation impact. The result was a positive organic sales growth rate of 3.0%. The increase was due to strength in the North American residential HVAC market, partially offset by the negative impact of contractual two-way material price formulas and weakness in the Middle East. Operating margin was 12.5% and was negatively impacted by $6.3 million of LIFO inventory expense. Excluding restructuring and related costs of $0.6 million, adjusted operating margin was 12.8%.

•
Power Transmission Solutions Segment net sales were $173.7 million, down 9.8%. Foreign currency had a negative 0.2% translation impact. The Mastergear divestiture had a negative 2.4% impact. The result was an organic sales growth rate of negative 7.1%. Sales were negatively impacted by renewable energy demand patterns and weakness in the oil & gas end market. Operating margin was 13.0%, aided by lower operating expense and $0.2 million of LIFO inventory benefit. Excluding restructuring and related costs of $0.5 million, adjusted operating margin was 13.3%.

*This earnings release includes non-GAAP financial measures. Descriptions of why we believe these non-GAAP measures are useful and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included with this earnings release.

“Our fourth quarter results were in line with our expectations. Organic sales growth turned positive in our Commercial and Industrial Systems and Climate Solutions Segments,” said Regal Chairman and CEO Mark Gliebe. “We were pleased that we were able to offset the LIFO expense with strong operational performance and cost controls.

“Reflecting on the year, the Company made significant progress on our simplification and innovation initiatives while delivering record free cash flow, which we primarily used to pay down $315 million of debt during the year.”

2017 Outlook

“The global macro environment continues to be somewhat uncertain, however we expect our 2017 organic sales growth to be positive. While commodity inflation will be a challenge, we expect the incremental margins from the volume growth and simplification to offset that headwind and increase operating margins for the year. Accordingly, we forecast our 2017 adjusted diluted earnings per share to be $4.50 to $4.90,” continued Mr. Gliebe.

The Company forecasts 2017 GAAP diluted earnings per share of $4.35 to $4.75.

Conference Call

Regal will hold a conference call to discuss the earnings release at 9:00 AM CST (10:00 AM EST) on February 7, 2017. Individuals who would like to participate by phone should dial 888-317-6003 and enter 1634483 when prompted. International callers should dial 1-412-317-6061 and enter 1634483 when prompted. To view the presentation during the call, please follow this link to Regal’s Investors page:
http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-presentations

To listen to the live audio and view the presentation via the internet, please go to:
http://services.choruscall.com/links/rbc170207JifRoULL.html

A telephone replay of the call will be available through May 9, 2017, at 877-344-7529, conference ID 10099586. International callers should call 1-412-317-0088 using the same conference ID. A webcast replay will be available until May 9, 2017, and can be accessed at:
http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-calendarPast

About the Company

Regal Beloit Corporation (NYSE: RBC) is a leading manufacturer of electric motors, electrical motion controls, power generation and power transmission products serving markets throughout the world. The company is comprised of three business segments: Commercial and Industrial Systems, Climate Solutions and Power Transmission Solutions. Regal is headquartered in Beloit, Wisconsin, and has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia. For more information, visit RegalBeloit.com

CAUTIONARY STATEMENT
The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this release may be forward-looking statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words. Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: uncertainties regarding our ability to execute our restructuring plans within expected costs and timing; increases in our overall debt levels as a result of the acquisition of the Power Transmission Solutions (“PTS”) business from Emerson Electric Co., or otherwise and our ability to repay principal and interest on our outstanding debt; actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, power generation and mechanical motion control industries; our ability to develop new products based on technological innovation and the marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; issues and costs arising from the integration of acquired companies and businesses such as PTS, including the timing and impact of purchase accounting adjustments; prolonged declines in oil and gas up stream capital spending; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, immigration and the like, and other external factors that we cannot control; product liability and other litigation, or claims by end users or others that our products or our customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims; unanticipated liabilities of acquired businesses; unanticipated costs or expenses we may incur related to product warranty issues; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; effect on earnings of any significant impairment of goodwill or intangible assets; cyclical downturns affecting the global market for capital goods; difficulties associated with managing foreign operations; and other risks and uncertainties including but not limited to those described in Item 1A-Risk Factors of the Company’s Annual Report on Form 10-K filed on March 2, 2016 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this release are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Amounts in Millions, Except per Share Data)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2016	Jan 2, 2016	Dec 31, 2016	Jan 2, 2016
Net Sales	$758.1	$773.5	$3,224.5	$3,509.7
Cost of Sales	564.9	553.7	2,359.3	2,576.5
Gross Profit	193.2	219.8	865.2	933.2
Operating Expenses	123.1	154.0	544.6	600.5
Goodwill Impairment	—	79.9	—	79.9
Total Operating Expenses	123.1	233.9	544.6	680.4
Income (Loss) From Operations	70.1	(14.1)	320.6	252.8
Interest Expense	14.5	15.1	58.7	60.2
Interest Income	1.1	1.2	4.5	4.3
Income (Loss) Before Taxes	56.7	(28.0)	266.4	196.9
Provision for (Benefit from) Income Taxes	9.6	(9.4)	57.1	48.4
Net Income (Loss)	47.1	(18.6)	209.3	148.5
Less: Net Income Attributable to Noncontrolling Interests	1.5	0.7	5.9	5.2
Net Income (Loss) Attributable to Regal Beloit Corporation	$45.6	$(19.3)	$203.4	$143.3
Earnings (Loss) Per Share Attributable to Regal Beloit Corporation:
Basic	$1.02	$(0.43)	$4.55	$3.21
Assuming Dilution	$1.01	$(0.43)	$4.52	$3.18
Cash Dividends Declared	$0.24	$0.23	$0.95	$0.91
Weighted Average Number of Shares Outstanding:
Basic	44.8	44.7	44.7	44.7
Assuming Dilution	45.1	44.7	45.0	45.1

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Dec 31, 2016	Jan 2, 2016
ASSETS
Current Assets:
Cash and Cash Equivalents	$284.5	$252.9
Trade Receivables, less Allowances of $11.5 million in 2016 and $11.3 million in 2015	462.2	462.0
Inventories	660.8	775.0
Prepaid Expenses and Other Current Assets	124.5	145.3
Total Current Assets	1,532.0	1,635.2

Net Property, Plant, Equipment and Noncurrent Assets	2,826.5	2,956.5
Total Assets	$4,358.5	$4,591.7

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$334.2	$336.2
Other Accrued Expenses	266.8	270.3
Current Maturities of Debt	100.6	6.3
Total Current Liabilities	701.6	612.8

Long-Term Debt	1,310.9	1,715.6
Other Noncurrent Liabilities	267.8	280.5
Equity:
Total Regal Beloit Corporation Shareholders' Equity	2,038.8	1,937.3
Noncontrolling Interests	39.4	45.5
Total Equity	2,078.2	1,982.8
Total Liabilities and Equity	$4,358.5	$4,591.7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Twelve Months Ended
	Dec 31, 2016	Jan 2, 2016	Dec 31, 2016	Jan 2, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$47.1	$(18.6)	$209.3	$148.5
Adjustments to reconcile net income and changes in assets and liabilities (net of acquisitions and divestitures) to net cash provided by operating activities:
Depreciation and amortization	38.8	39.3	155.4	159.4
Excess tax benefits from share-based compensation	(0.2)	—	—	(1.3)
Goodwill impairment	—	79.9	—	79.9
Loss on disposal of assets, net	0.2	0.6	1.1	2.4
Gain on disposal of business	—	—	(11.6)	—
Share-based compensation expense	3.2	3.3	13.3	13.9
Loss on Venezuela currency devaluation	—	—	—	1.5
Change in operating assets and liabilities, net of acquisitions and divestitures	22.1	9.4	72.1	(23.2)
Net cash provided by operating activities	111.2	113.9	439.6	381.1
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(19.1)	(26.8)	(65.2)	(92.2)
Proceeds from sales of assets	0.5	8.0	2.1	15.8
Net sales (purchases) of investment securities	29.4	(4.1)	18.9	(9.8)
Business acquisitions, net of cash acquired	—	(0.7)	—	(1,401.4)
Proceeds from sale of business	(0.9)	—	24.6	—
Net cash provided by (used in) investing activities	9.9	(23.6)	(19.6)	(1,487.6)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings under revolving credit facility	5.0	(13.0)	15.0	(14.0)
Net (repayments) proceeds from short-term borrowings	0.1	(4.1)	(6.7)	(0.6)
Proceeds from long-term debt	0.2	—	0.2	1,250.0
Repayments of long-term debt	(105.7)	(60.1)	(323.8)	(132.3)
Dividends paid to shareholders	(10.8)	(10.3)	(42.1)	(40.2)
Proceeds from the exercise of stock options	—	0.3	0.5	4.1
Excess tax benefits from share-based compensation	0.2	—	—	1.3
Repurchase of common stock	—	—	—	(12.0)
Distributions to noncontrolling interest	—	—	(0.3)	(0.3)
Purchase of subsidiary shares from noncontrolling interest	—	—	(19.6)	(1.4)
Financing fees paid	—	(0.2)	—	(18.0)
Net cash (used in) provided by financing activities	(111.0)	(87.4)	(376.8)	1,036.6
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(7.2)	(4.6)	(11.6)	(11.3)
Net increase (decrease) in cash and cash equivalents	2.9	(1.7)	31.6	(81.2)
Cash and cash equivalents at beginning of period	281.6	254.6	252.9	334.1
Cash and cash equivalents at end of period	$284.5	$252.9	$284.5	$252.9

SEGMENT INFORMATION
Unaudited
(Dollars In Millions)
	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Dec 31, 2016	Jan 2, 2016	Dec 31, 2016	Jan 2, 2016	Dec 31, 2016	Jan 2, 2016	Dec 31, 2016	Jan 2, 2016
Net Sales	$369.2	$370.7	$215.2	$210.3	$173.7	$192.5	$758.1	$773.5

GAAP Operating Margin	5.6%	(16.1)%	12.5%	13.7%	13.0%	8.7%	9.2%	(1.8)%
Adjusted Operating Margin*	5.8%	9.5%	12.8%	13.2%	13.3%	8.7%	9.5%	10.3%

Components of Net Sales:
Organic Sales Growth	0.5%	(14.0)%	3.0%	(16.5)%	(7.1)%	(5.1)%	(0.7)%	(14.0)%
Acquisitions, Net of Divestitures	—%	(0.2)%	—%	—%	(2.4)%	188.0%	(0.6)%	16.4%
Foreign Currency Impact	(0.9)%	(3.7)%	(0.7)%	(1.5)%	(0.2)%	(0.6)%	(0.7)%	(2.7)%

SEGMENT INFORMATION
Unaudited
(Dollars In Millions)
	Twelve Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Dec 31, 2016	Jan 2, 2016	Dec 31, 2016	Jan 2, 2016	Dec 31, 2016	Jan 2, 2016	Dec 31, 2016	Jan 2, 2016
Net Sales	$1,530.9	$1,694.9	$960.0	$1,041.2	$733.6	$773.6	$3,224.5	$3,509.7

GAAP Operating Margin	6.8%	3.2%	13.5%	14.1%	11.9%	6.8%	9.9%	7.2%
Adjusted Operating Margin*	6.8%	9.1%	13.8%	13.9%	10.5%	10.7%	9.7%	10.9%

Components of Net Sales:
Organic Sales Growth	(8.3)%	(6.3)%	(7.1)%	(6.7)%	(8.1)%	(1.1)%	(7.9)%	(6.0)%
Acquisitions, Net of Divestitures	—%	1.5%	—%	—%	3.2%	192.6%	0.7%	16.6%
Foreign Currency Impact	(1.3)%	(3.9)%	(0.7)%	(1.6)%	(0.2)%	(1.0)%	(0.9)%	(2.8)%

NON-GAAP MEASURES AND OTHER DEFINITIONS
Unaudited
(Dollars in Millions, Except per Share Data)

We prepare financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. In addition, since our management often uses these non-GAAP financial measures to manage and evaluate our business, make operating decisions, and forecast our future results, we believe disclosing these measures helps investors evaluate our business in the same manner as management. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share (both historical and projected), adjusted income from operations, adjusted operating income, adjusted operating margin, free cash flow, and free cash flow as a percentage of net income attributable to Regal Beloit Corporation.

In addition to these non-GAAP measures, we also use the term “organic sales” to refer to GAAP sales from existing operations excluding sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to any divested businesses (“acquisition sales”), and the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s sales (excluding acquisition sales) using the same currency exchange rates that were in effect during the prior year periods. We use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. We use the term “acquisition growth” to refer to the increase in our sales between periods that is attributable to acquisition sales.

ADJUSTED DILUTED EARNINGS PER SHARE	Three Months Ended		Twelve Months Ended
	Dec 31, 2016	Jan 2, 2016	Dec 31, 2016	Jan 2, 2016
GAAP Diluted Earnings (Loss) Per Share	$1.01	$(0.43)	$4.52	$3.18
Goodwill Impairment	—	1.30	—	1.29
Venezuelan Asset Write Down	—	0.29	—	0.28
Restructuring and Related Costs	0.04	0.06	0.10	0.13
Gain on Sale of Assets	(0.01)	—	(0.04)	—
Gain on Disposal of Real Estate	—	(0.05)	—	(0.04)
Purchase Accounting and Transaction Costs	—	—	—	0.47
Venezuelan Currency Devaluation	—	—	—	0.02
Gain on Disposal of Business	—	—	(0.14)	—
Adjusted Diluted Earnings Per Share	$1.04	$1.17	$4.44	$5.33

ADJUSTED OPERATING INCOME

	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Dec 31, 2016	Jan 2, 2016	Dec 31, 2016	Jan 2, 2016	Dec 31, 2016	Jan 2, 2016	Dec 31, 2016	Jan 2, 2016
GAAP Income (Loss) from Operations	$20.5	$(59.7)	$27.0	$28.9	$22.6	$16.7	$70.1	$(14.1)
Goodwill Impairment	—	79.9	—	—	—	—	—	79.9
Venezuelan Asset Write Down	—	12.8	—	—	—	—	—	12.8
Gain on Sale of Assets	(0.5)	—	—	—	—	—	(0.5)	—
Restructuring and Related Costs	1.5	2.1	0.6	2.2	0.5	—	2.6	4.3
Gain on Disposal of Real Estate	—	—	—	(3.4)	—	—	—	(3.4)
Adjusted Income from Operations	$21.5	$35.1	$27.6	$27.7	$23.1	$16.7	$72.2	$79.5

GAAP Operating Margin %	5.6%	(16.1)%	12.5%	13.7%	13.0%	8.7%	9.2%	(1.8)%
Adjusted Operating Margin %	5.8%	9.5%	12.8%	13.2%	13.3%	8.7%	9.5%	10.3%

ADJUSTED OPERATING INCOME

	Twelve Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Dec 31, 2016	Jan 2, 2016	Dec 31, 2016	Jan 2, 2016	Dec 31, 2016	Jan 2, 2016	Dec 31, 2016	Jan 2, 2016
GAAP Income from Operations	$103.5	$53.9	$129.9	$146.7	$87.2	$52.2	$320.6	$252.8
Goodwill Impairment	—	79.9	—	—		—	—	79.9
Venezuelan Asset Write Down	—	12.8	—	—	—	—	—	12.8
Gain on Sale of Assets	(1.7)	—	—	—	—	—	(1.7)	—
Purchase Accounting and Transaction Costs	—	—	—	—	—	29.8	—	29.8
Restructuring and Related Costs	2.5	6.8	2.6	1.5	1.7	0.6	6.8	8.9
Venezuelan Currency Devaluation	—	1.5	—	—	—	—	—	1.5
Gain on Disposal of Real Estate	—	—	—	(3.4)	—	—	—	(3.4)
Gain on Disposal of Business	—	—	—	—	(11.6)	—	(11.6)	—
Adjusted Income from Operations	$104.3	$154.9	$132.5	$144.8	$77.3	$82.6	$314.1	$382.3

GAAP Operating Margin %	6.8%	3.2%	13.5%	14.1%	11.9%	6.8%	9.9%	7.2%
Adjusted Operating Margin %	6.8%	9.1%	13.8%	13.9%	10.5%	10.7%	9.7%	10.9%

FREE CASH FLOW RECONCILIATION	Three Months Ended		Twelve Months Ended
	Dec 31, 2016	Jan 2, 2016	Dec 31, 2016	Jan 2, 2016
Net Cash Provided by Operating Activities	$111.2	$113.9	$439.6	$381.1
Additions to Property Plant and Equipment	(19.1)	(26.8)	(65.2)	(92.2)
Free Cash Flow	$92.1	$87.1	$374.4	$288.9
Free Cash Flow as a Percentage of Net Income Attributable to Regal Beloit Corporation	202.0%	168.8%	184.1%	134.9%

RECONCILIATION OF 2017 ADJUSTED ANNUAL GUIDANCE	Minimum	Maximum
2017 Diluted EPS Annual Guidance	$4.35	$4.75
Restructuring and Related Costs	0.15	0.15
2017 Adjusted Diluted EPS Annual Guidance	$4.50	$4.90

ORGANIC GROWTH	Three Months Ended	Twelve Months Ended
	Dec 31, 2016	Dec 31, 2016
Net Sales	$758.1	$3,224.5
Net Sales from Businesses Acquired	—	(35.9)
Net Sales from Businesses Divested	4.8	11.6
Impact from Foreign Currency Exchange Rates	5.1	31.2
Adjusted Net Sales	$768.0	$3,231.4

Net Sales Ended Jan 2, 2016	$773.5	$3,509.7
Organic Growth %	(0.7)%	(7.9)%
Net Sales Growth %	(2.0)%	(8.1)%